MORGAN STANLEY INSTITUTIONAL FUNDS
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate in which an Affiliate is a Member) (1) "July 1, 2003 - September 30, 2003"


								  AMT OF
		PARTICIPATING	  TRADE  PRICE/	SHARES/	  PURC'D  OFFER	    %
UNDERWRITING	PORT(s)		  DATE SHARE(2) PAR AMT	  FROM	  (000)	   UW


Packaging Corp.	MSIFT Balanced 7/15/03	99.14	60,000 	  Citi$39,657,200 0.000%
 of America 	MSIFT Core Plus7/15/03	99.14 2,200,000	  Citi		  0.006%
 due 5.75%	UIF Core Plus  7/15/03	99.14  210,000 	  Citi		  0.001%
 8/1/13 				     2,470,000 			  0.007%


UFJ Finance 	MSIFT Balanced 7/18/03	99.54  155,000 	  ML $124,422,500 0.000%
Aruba AEC 	MSIFT Core Plus7/18/03	99.54 5,865,000	  ML		  0.005%
due 6.75% 	MSIFT Investment Grade7/18/03 99.54 980,000 ML		  0.001%
7/15/13		MSIFT Limited Dur7/18/0399.54  990,000 	  ML		  0.001%
		MSIFT Intermediate Dur7/18/03 99.54 210,000 ML		  0.000%
		UIF Core Plus  7/18/03	99.54  555,000 	  ML		  0.000%
					     8,755,000			  0.007%


iPass, Inc.	MSIF Equity Growth7/23/0314.00	 4,100    PCS *   $98,000 0.059%
		MSIF Focus Equity7/23/0314.00	   400 	  PCS *		  0.006%
		MSIF Small Co Growth7/23/0314.00 2,500 	  PCS *		  0.036%
		MSIF Technology	7/23/03	14.00	   100 	  PCS *		  0.001%
		MSIFT Balanced	7/23/03	14.00	   200 	  PCS *		  0.003%
		MSIFT Small Cap Growth7/23/0314.00 600 	  PCS *		  0.009%
		UIF Equity Growth7/23/0314.00	   600 	  PCS *		  0.009%
		UIF Technology	7/23/03	14.00	   200 	  PCS *		  0.003%
		UIF Mid Cap Growth7/23/0314.00	   300 	  PCS *		  0.004%
						 9,000 			  0.130%


Seagate 	MSIFT Mid Cap Growth7/24/0318.75 86,800   ML **$1,125,000 0.145%
Technology 	UIF Mid Cap Growth7/24/0318.75	 4,700 	  ML **		  0.008%
						91,500 			  0.153%


Eircom 		MS Global Op Bond Fund7/29/03100.00 50,000 DB $25,000,000 0.000%
Funding 	MS High Yield Fund7/29/03100.00	300,000   DB		  0.001%
due 8.25% 	MSIFT High Yield7/29/03	100.00 1,000,000  DB		  0.004%
8/15/13		UIF High Yield	7/29/03	100.00	160,000   DB		  0.001%
					      1,510,000 		  0.006%


Graphic		MS Global Op Bond Fund8/1/03100.00 115,000 GS $42,500,000 0.000%
 Packaging 	MS High Yield Fund8/1/03100.00  665,000   GS		  0.002%
International 	MSIFT High Yield8/1/03	100.00 1,365,000  GS		  0.003%
due 9.5% 	UIF High Yield	8/1/03	100.00  355,000   GS		  0.001%
8/15/13					      2,500,000 		  0.006%


Dynegy Holdings,MS Global Op Bond Fund8/1/0399.37 60,000  CSFB$52,169,775 0.000%
 Inc.due 9.875	MS High Yield Fund8/1/0399.37	335,000   CSFB		  0.001%
 7/15/10	MSIFT High Yield8/1/03	99.37	635,000   CSFB		  0.001%
		UIF High Yield	8/1/03	99.37	225,000   CSFB		  0.000%
					      1,255,000 		  0.002%


Miller Brewing	MSIFT Balanced 	8/6/03	99.66	105,000   Bar $59,794,200 0.000%
 Co. due 4.25%	MSIFT Core Plus 8/6/03	99.66 4,000,000   Bar		  0.007%
 8/15/08	MSIFT Intermediate Dur8/6/0399.66 140,000 Bar		  0.000%
		MSIFT Investment Grade8/6/0399.66 660,000 Bar		  0.001%
		MSIFT Limited Dur8/6/03	99.66	690,000   Bar		  0.001%
		UIF Core Plus 	8/6/03	99.66	375,000   Bar		  0.001%
					      5,970,000 		  0.010%


Amli 		MSIF US Real Estate8/7/0324.40	 19,000   LM	  $51,240 0.905%
Residential 	UIF US Real Estate8/7/0324.40	 13,600   LM		  0.648%
Properties 					 32,600 		  1.553%


Avalonbay	MSIF US Real Estate8/12/0346.00	 14,400   LM	 $126,500 0.524%
Communities,Inc.UIF US Real Estate8/12/0346.00	 10,400   LM		  0.378%
						 24,800 		  0.902%


Amphenol Corp.	MSIF Equity Growth8/15/0350.00	 32,900   ML	 $435,000 0.378%
		MSIF Small Co Growth8/15/0350.00  8,000   ML		  0.092%
		MSIF Technology	8/15/03	50.00	  1,100   ML		  0.013%
		MSIFT Balanced	8/15/03	50.00	  1,600   ML		  0.018%
		MSIFT Mid Cap Growth8/15/0350.00 18,800   ML		  0.216%
		MSIFT Small Cap Growth8/15/0350.00 1,700  ML		  0.020%
		UIF Equity Growth8/15/0350.00	  4,500   ML		  0.052%
		UIF Mid Cap Growth8/15/0350.00	  1,100   ML		  0.013%
		UIF Small Co Growth8/15/0350.00	    100   ML		  0.001%
		UIF Technology	8/15/03	50.00	  1,400   ML		  0.016%
						 71,200 		  0.819%


Carolina Power 	MSIFT US Core Plus9/8/0399.11	490,000   JPM	$400,000  0.123%
and Light 	MSIFT Intermediate Dur9/8/0399.11 185,000 JPM		  0.046%
due 5.125%	MSIFT Investment Grade9/8/0399.11 850,000 JPM		0.213%
 9/15/13					1,525,000 		0.381%


MGM Mirage 	MS Global Op Bond Fund9/11/03100.00 140,000 BOA	$600,000 0.023%
Inc. due 6.00%	MS High Yield Fund9/11/03100.00	 395,000   BOA		0.066%
 10/1/09	MSIFT High Yield9/11/03	100.00 2,515,000   BOA		0.419%
		UIF High Yield	9/11/03	100.00   430,000   BOA		0.072%
					       3,480,000 		0.580%


FirstEnergy 	MSIFT US Mid Cap Val9/12/0330.00 18,100   Citi	$840,000 0.065%
Corp.		UIF Equity and Income9/12/0330.00 2,400   Citi		0.009%
		UIF US Mid Cap Val9/12/0330.00	  7,000   Citi		0.025%
						 27,500 		0.099%


St. Joe Co.	MSIF US Real Estate9/16/0331.50	 67,500   RJ	$283,500 0.750%
		UIF US Real Estate9/16/0331.50	 45,700   RJ		0.508%
						113,200 		1.258%



Accenture Ltd.	MSIF Equity Growth9/23/0321.00	 97,650   DB  $1,722,000 0.119%
		UIF Equity Growth9/23/0321.00	 13,550   DB		0.017%
						111,200 		0.136%


Journal 	MSIFT Strategic Small Val9/23/0315.00 3,800 RB	$108,750 0.052%
Communications	MSIFT US Mid Cap Val9/23/0315.00 39,200   RB		0.541%
		MSIFT US Small Cap Val9/23/0315.00 43,800 RB		0.604%
		UIF US Mid Cap Val9/23/0315.00	 15,200   RB		0.210%
						102,000 		1.407%


Trac-X EM Ltd.UIF Emerging Markets Debt9/29/0399.55 2,250,000 JPM$400,000 0.563%
Due 6.5% 12/20/08


* iPass was purchased by multiple brokers. In addition to Pacific Crest Securities, shares were purchased from: SG Cowen, CSFB, RBC Capita Markets & Thomas Weisel Partners.
** Seagate was purchased by multiple brokers. In addition to Merrill Lynch, shared were purchased from: Goldman Sachs, Lehman Brothers, Citigroup, Needham, JP Morgan, Thomas Weisel Partners, Hoefner & Arnett, Blaylocks, Pacific Growth Securities, Bear Sterns, and A. G. Edwards.

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
Bank of America - "BOA"
Barclays - "Bar"
Citigroup - "Citi"
Credit Suisse First Boston - "CSFB"
Deutsche Bank - "DB"
Goldman Sachs - "GS"
JP Morgan - "JPM"
Legg Mason - "LM"
Merrill Lynch - "ML"
Pacific Crest Securities - "PCS"
Raymond James - "RJ"
Robert Baird - "RB"

Morgan Stanley Closed End Institutional Funds ("MS")
Morgan Stanley Institutional Fund, Inc. ("MSIF")
Morgan Stanley Institutional Fund Trust ("MSIFT")
The Universal Institutional Funds, Inc. ("UIF")